UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2020

MANNING & NAPIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35355	45-2609100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Woodcliff Drive, Fairport, New York 14450

(Address of principal executive offices and zip code)

(585) 325-6880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	MN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 14, 2020 Manning & Napier, Inc., a Delaware corporation (the “Company”), entered into a Rights Agreement (the “Agreement”) between the Company and American Stock Transfer & Trust Company, LLC, as the Rights Agent (“Rights Agent”). The Rights Agent is also the Company’s current transfer agent.

On April 13, 2020, in connection with the Agreement, the independent directors of the Board of Directors of the Company (the “Board”), declared a dividend distribution of one common stock purchase right (a “Right”) for each outstanding share of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”). The distribution will be made to the stockholders of record on April 24, 2020 (the “Record Date”). Each Right entitles the registered holder thereof to purchase from the Company one share of Common Stock, at a price of $12.00 per share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Agreement.

In the event that at any time any person becomes an Acquiring Person (as hereinafter defined), each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), may exercise the holder’s Right to receive one share of Common Stock at the then-current Purchase Price. If, however, the current market price of the Common Stock is less than the Purchase Price and the Board so elects, then the holder of the Right will receive a number of shares equal to the Purchase Price divided by one-half of the current market price of the Common Stock.

In addition, the Agreement permits the Board, following the time that a person becomes an Acquiring Person (but before an acquisition of 75% or more of the Common Stock), to elect to exchange the Rights (other than Rights owned by the Acquiring Person), in whole or in part, for Common Stock or Common Stock Equivalents, or any combination thereof, at an exchange ratio of one share of Common Stock or Common Stock Equivalent deemed to have the same value as one share of Common Stock per Right.

The Rights will initially be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by that Common Stock certificate. The Rights will initially be transferred with and only with the Common Stock. Separate certificates evidencing the Rights (“Rights Certificates”) and a summary of the Rights will be mailed to holders of record as of, and as soon as practicable after, the close of business on the earlier to occur of (a) ten days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of the Common Stock or (b) ten business days (or such later date as may be determined by action of the Board prior to such time as any person becomes an Acquiring Person) following the commencement, or announcement of an intention to commence a tender offer or exchange offer by a person (other than the Company, any wholly-owned subsidiary of the Company or certain employee benefit plans) which, if consummated, would result in such person becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”).

Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. No less than one Right may be exercised at any one time by any holder of Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on the earliest to occur of (1) April 13, 2021, but only if the Company does not receive stockholder approval of its entry into the Agreement by such date; (2) the date the Rights are redeemed or exchanged by the Company as described below; or (3) April 14, 2023 (the “Final Expiration Date”).

The Purchase Price payable, and the number of shares of the Common Stock or other securities or property issuable upon exercise of the Rights, and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock or (2) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for shares of the Common Stock or convertible securities at less than the current market price of the Common Stock.

In the event that after the Distribution Date the Company were acquired in a merger or other business combination transaction or 50% or more of its assets or earning power were sold, proper provision is to be made so that each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price of the Right.

Under the Agreement, an “Acquiring Person” will not be deemed to include (a) the Company, (b) a subsidiary of the Company, (c) any employee benefit or compensation plan of the Company or any subsidiary of the Company, (d) any entity holding shares of Common Stock for or pursuant to the terms of any such employee benefit or compensation plan of the Company or any subsidiary of the Company, or (e) any underwriter acting in good faith in a firm commitment underwriting of the Company’s securities, unless that underwriter is otherwise acting as an Acquiring Person.

In addition, except in certain circumstances as set forth in the Agreement, no person will become an Acquiring Person (1) as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock issued and outstanding, increases the percentage of shares of Common Stock beneficially owned by such person to 15% or more of the shares of Common Stock then outstanding or (2) as the result of the acquisition of shares of Common Stock directly from the Company; unless, in either case, such person thereafter acquires additional shares of Common Stock without the Company’s prior written consent.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise. No less than a Right may be exercised at any time and no Rights may be exercised that would entitle the holder thereof to any fractional share.

At any time prior to the earlier of (1) such time that a person has become an Acquiring Person or (2) the Final Expiration Date, the Company may redeem all, but not less than all, of the outstanding Rights at a price of $0.001 per Right (the “Redemption Price”). Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder of the Right will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The provisions of the Agreement may be supplemented or amended by the Company in any respect prior to the Distribution Date. From and after the Distribution Date, the Company can make changes to cure any ambiguity, to correct or supplement any provision that may be defective or inconsistent, to shorten or lengthen any time period in the Agreement (provided that the concurrence of a majority of the Board shall be required upon certain occurrences), to make changes which do not adversely affect the interests of the holders of the Rights (excluding the interests of any Acquiring Person and its Affiliates and Associates).

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person who attempts to acquire the Company without the consent of the Board. The Rights will not affect a transaction approved by the Company prior to the existence of an Acquiring Person, because the Rights can be redeemed before the consummation of such transaction.

The Agreement, including the form of Right Certificate, is attached hereto as Exhibit 4.1.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth herein under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description of Exhibit

4.1	Rights Agreement between Manning & Napier, Inc. and American Stock Transfer & Trust Company, LLC, including Form of Right Certificate as Exhibit A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manning & Napier, Inc.

Date: April 14, 2020	By:	/s/ Sarah C. Turner
	Name: Title:	Sarah C. Turner Corporate Secretary

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